Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2004, except for Note 27 and Note 30, as to which the date is February 28, 2005, relating to the consolidated financial statements, and financial statement schedule, which appears in Exide Technologies’ Annual Report on Form 10-K/A for the year ended March 31, 2004.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

April 1, 2005